Exhibit 10

REVOLVING CREDIT NOTE

$10,000,000.00	Waterbury, Connecticut
January 29, 2010

FOR VALUE RECEIVED, THE EASTERN COMPANY, a Connecticut corporation ("Maker"), promises to pay to the order of PEOPLE'S UNITED BANK, a federally-chartered savings bank ("Payee"), at its banking office at 255 Bank Street, Waterbury, Connecticut 06702-2219, or at such other place as may be designated in writing from time to time by Payee or any other holder hereof, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), or so much thereof as may have been advanced from time to time by Payee to Maker and remains outstanding, as conclusively evidenced by the books and records of Payee absent manifest error, in lawful money of the United States of America and in immediately available funds, together with interest on the outstanding principal sum, for the period commencing on the date hereof until the date on which the entire principal balance hereof has been paid in full, at the rates per annum and on the dates provided for in the Agreement (as defined below). Interest shall be charged on the principal sum outstanding hereunder and shall be calculated on the basis of the actual number of days elapsed on the basis of a 360 day year. All principal remaining unpaid and any accrued but unpaid interest shall in any event be due and payable on the dates set forth in the Agreement (as defined below). If this Revolving Credit Note or any payment hereunder becomes due on a day which is not a Business Day (as defined in the Agreement), the due date of this Revolving Credit Note or such payment shall be extended to the next succeeding Business Day, and such extension of time shall be included in computing interest and fees in connection with such payment.

In addition to said principal sum and interest, Maker further promises to pay, on demand, all reasonable costs and expenses, including, without limitation, attorneys' fees, incurred by Payee in the collection of this Revolving Credit Note.

This Revolving Credit Note is issued pursuant to a certain Loan Agreement of even date herewith (hereinafter referred to as the "Agreement"), by and between Maker and Payee, a copy of which is on file at the office of Payee at 255 Bank Street, Waterbury, Connecticut 06702-2219. The terms of the Agreement are incorporated into this Revolving Credit Note by reference, and reference is hereby made to the Agreement for a more particular statement of certain representations, warranties, covenants and agreements of Maker and providing for Events of Default. The principal amount of this Revolving Credit Note shall be payable at the time set forth in Paragraph 3B and/or Paragraph 8 of the Agreement.

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                Initially capitalized terms used herein shall have the meanings ascribed to them in the Agreement, unless otherwise indicated herein.

This Revolving Credit Note is a revolving note and, subject to the terms and conditions of the Agreement, the Maker may, at its option, borrow, pay, prepay and reborrow under this Revolving Credit Note, all in accordance with the provisions hereof; provided, however, that the principal balance outstanding shall at no time exceed the face amount of this Revolving Credit Note.

Any prepayment (whether in whole or in part) of any outstanding LIBOR Rate Loan may be subject to a prepayment premium, all as more particularly set forth in the Agreement. Except for such prepayment premium, this Revolving Credit Note may be prepaid by Maker at any time without premium or penalty.

Upon the occurrence and during the continuance of any Event of Default, or if any payment required to be made on account of this Revolving Credit Note shall remain in arrears and unpaid for a period in excess of ten (10) days after the same shall become due, in which latter event Maker agrees to pay to Payee the additional sum of five percent (5.0%) of the amount of such late payment (other than payments at maturity or after acceleration) to cover the additional expenses of Payee's handling of such late payment but not as consideration for making such late payment, and Payee shall be entitled to demand immediate payment of the outstanding principal balance of this Revolving Credit Note and all accrued but unpaid interest hereon, and the interest rate(s) accruing hereunder shall, from such default, be increased to a variable rate equal to two percentage points (2.0%) per annum above the Prime Rate (with a "floor" rate of four percent (4.0%) per annum) in effect immediately prior to such default, such rate to change when and as said Prime Rate changes.

Maker hereby grants to Payee and any Affiliate of Payee, a lien, security interest and right of set-off as security for all of Maker's liabilities hereunder, whether now existing or hereafter arising, upon and against all of Maker's deposits, credits, collateral and other property now or hereafter in the possession, custody, safekeeping or control of Payee or any Affiliate of Payee or in transit to it or any of them, except for any payroll account, pension or profit sharing balances or similar trust fund accounts or balances of Maker. At any time after the occurrence of and during the continuance of an Event of Default, without demand or notice, Payee and its Affiliates may setoff the same or any part thereof and apply the same or any part thereof to any of Maker's liabilities hereunder, whether or not matured at the time of such application and regardless of the adequacy of any other collateral securing this Revolving Credit Note. Maker shall be given prompt notice after the occurrence of any such set-off and application. ANY AND ALL RIGHTS TO REQUIRE PAYEE TO EXERCISE ITS RIGHS OR REMEDIES WITH RESPECT TO ANY COLLATERAL WHICH SECURES THIS REVOLVING CREDIT NOTE, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF MAKER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

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No delay or failure of Payee in exercising any right, power or privilege hereunder or under the Agreement shall affect such right, power or privilege, nor shall any single or partial exercise preclude any further exercise thereof or the exercise of any other rights, powers or privileges.

Payee may at any time pledge all or any portion of its rights under this Revolving Credit Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or endorsement thereof shall release Payee from its obligations hereunder or under the Agreement.

Upon receipt by Maker of an affidavit of an officer of Payee as to the loss, theft, destruction or mutilation of this Revolving Credit Note and upon the cancellation of this Revolving Credit Note due to such loss, theft, destruction or mutilation, Maker shall issue, in lieu thereof, a replacement note to Payee in the same principal amount thereof and otherwise of like tenor.

All agreements between Maker and Payee are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Payee for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Revolving Credit Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Maker and Payee in the execution, delivery and acceptance of this Revolving Credit Note to contract in strict compliance with the laws of the State of Connecticut from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or under the Agreement or the other Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever Payee shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Maker and Payee.

MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS REVOLVING CREDIT NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND HEREBY WAIVES MAKER'S RIGHTS TO: (1) NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH PAYEE MAY DESIRE TO USE, AND (2) REQUEST

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THAT PAYEE POST A BOND, WITH OR WITHOUT SURETY, TO PROTECT MAKER AGAINST DAMAGES THAT MAY BE CAUSED BY ANY PREJUDGMENT REMEDY SOUGHT OR OBTAINED BY PAYEE BY VIRTUE OF ANY DEFAULT OR PROVISION OF THIS REVOLVING CREDIT NOTE OR ANY LOAN DOCUMENT SECURING THIS REVOLVING CREDIT NOTE, AND MAKER FURTHER WAIVES DILIGENCE, DEMAND, PROTEST, NOTICE OF NONPAYMENT OR PROTEST, NOTICE OF THE ACCEPTANCE OF THIS REVOLVING CREDIT NOTE, NOTICE OF ANY OTHER ACTION TAKEN IN RELIANCE HEREON AND ALL OTHER DEMANDS AND NOTICES OF ANY

DESCRIPTION IN CONNECTION WITH THIS REVOLVING CREDIT NOTE OR THE INDEBTEDNESS EVIDENCED HEREBY (OTHER THAN NOTICES SPECIFICALLY RQUIRED BY THE AGREEMENT).

ADDITIONALLY, MAKER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, DEFENSE, COUNTERCLAIM, CROSSCLAIM AND/OR ANY FORM OF PROCEEDING BROUGHT IN CONNECTION WITH THIS REVOLVING CREDIT NOTE OR RELATING TO ANY INDEBTEDNESS EVIDENCED HEREBY.

MAKER ACKNOWLEDGES THAT IT HAS MADE THE FOREGOING WAIVERS KNOWINGLY AND VOLUNTARILY, WITHOUT DURESS AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THESE WAIVERS WITH ITS ATTORNEYS. MAKER FURTHER ACKNOWLEDGES THAT PAYEE HAS NOT AGREED WITH OR REPRESENTED TO MAKER THAT THE FOREGOING WAIVERS WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

THIS REVOLVING CREDIT NOTE HAS BEEN MADE, EXECUTED AN DELIVERED IN THE STATE OF CONNECTICUT AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT.

THE EASTERN COMPANY

By: /s/Leonard F. Leganza

Leonard F. Leganza

Its President

Duly Authorized

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